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ADOBE SYSTEMS INCORPORATED

EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Adobe Systems Incorporated

        We consent to the incorporation by reference in the Registration Statements (No. 33-10753, No. 33-18986, No. 33-23171, No. 33-30976, No. 33-36501, No. 33-38387, No. 33-48210, No. 33-63518, No. 33-78506, No. 33-83030, No. 33-83502, No. 33-83504, No. 33-84396, No. 33-86482, No. 33-59335, No. 33-63849, No. 33-63851, No. 333-28195, No. 333-28203, No. 333-28207, No. 333-57589, No. 333-81191, No. 333- 87165, No. 333-39524, No. 333-52214, No. 333-57074, No. 333-72424, No. 333-90518, and No. 333-108014) on Form S-8 of Adobe Systems Incorporated of our report dated December 9, 2003, with respect to the consolidated balance sheets of Adobe Systems Incorporated as of November 28, 2003 and November 29, 2002, and the related consolidated statements of income, stockholders' equity and other comprehensive income, and cash flows for each of the years in the three-year period ended November 28, 2003, and related financial statement schedule, appearing elsewhere in this Form 10-K. Our report refers to changes in accounting for goodwill in 2003.

KPMG LLP
Mountain View, California
February 4, 2003

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ADOBE SYSTEMS INCORPORATED EXHIBIT 23 INDEPENDENT AUDITORS' CONSENT